UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 27, 2009

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 27, 2009, Ashland Inc. (“Ashland”) issued $650,000,000 aggregate principal amount of 9⅛% Senior Notes due 2017 (the “Notes”) pursuant to an indenture, dated as of May 27, 2009 (the “Indenture”), among Ashland, certain of Ashland’s subsidiaries and U.S. Bank National Association, as trustee.

The Notes are senior unsecured obligations of Ashland and are guaranteed on a senior unsecured basis by all of Ashland’s existing and future subsidiaries that guarantee obligations under Ashland’s senior secured credit facilities, other than certain subsidiaries that in the future are subject to special regulation.  The Notes will mature on June 1, 2017, and interest on the notes will be payable in cash in arrears on June 1 and December 1 of each year, commencing on December 1, 2009.

The Notes will rank equally in right of payment with all of Ashland’s and the guarantors’ existing and future unsecured senior debt and senior in right of payment to all of Ashland’s and the guarantors’ existing and future subordinated debt.  The Notes will be effectively subordinated to any of Ashland’s and the guarantors’ existing and future secured debt, including all borrowings under Ashland’s senior secured credit facilities, to the extent of the value of the assets securing such debt.  The Notes will be structurally subordinated to all of the existing and future liabilities of each of Ashland’s subsidiaries that do not guarantee the Notes.

Ashland may redeem some or all of the Notes at any time on or after June 1, 2013 at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period beginning on June 1 of the years indicated below:

Year	Redemption Price
2013	104.563%
2014	102.281%
2015 and thereafter	100.000%

In addition, prior to June 1, 2012, Ashland may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain Ashland equity offerings, at a redemption price equal to 109.125% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption.

Upon the occurrence of a change of control, as defined in the Indenture, Ashland must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest.

The Indenture contains covenants that limit or place conditions upon, among other things, Ashland’s ability and the ability of Ashland’s restricted subsidiaries to:  incur additional debt; pay dividends on capital stock or repurchase Ashland’s capital stock or make certain other restricted payments; incur liens with respect to assets to secure debt; merge, consolidate or transfer or dispose of substantially all of the assets of Ashland and its restricted subsidiaries; sell, transfer or otherwise dispose of certain property and assets; or enter into certain transactions with affiliates.

The Indenture also provides for customary events of default, which would allow the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes to declare the principal of and any accrued interest on the Notes to be due and payable immediately.

In connection with the issuance of the Notes, Ashland and its guaranteeing subsidiaries entered into a registration rights agreement dated as of May 27, 2009 with Banc of America Securities LLC and Scotia Capital (USA) Inc. as representatives of the several initial purchasers (“Registration Rights Agreement”).  The initial purchasers were Banc of America Securities LLC, Scotia Capital (USA) Inc. and SunTrust Robinson Humphrey, Inc.  Under the Registration Rights Agreement, Ashland agreed that if the restrictive legend on the Notes has not been removed and the Notes are not freely tradable as of the 366th day after the date the Notes are issued, then Ashland will (1) use commercially reasonable efforts to consummate a registered exchange offer to exchange the Notes for new notes with terms substantially identical in all material respects with the Notes, or (2) alternatively, under certain circumstances, use commercially reasonable efforts to cause a shelf registration statement to be declared effective to cover resales of the Notes.  If Ashland fails to satisfy these obligations under the Registration Rights Agreement, Ashland will be required to pay additional interest to the holders of the Notes under certain circumstances.

Bank of America, N.A., an affiliate of Banc of America Securities LLC, is a lender and the administrative agent under Ashland’s senior secured credit facilities.  Banc of America Bridge LLC, also an affiliate of Banc of America Securities LLC, was a lender and the administrative agent under Ashland’s bridge loan facility (as referenced in Item 1.02 below) that was repaid in full on May 27, 2009 from the net proceeds of the sale of the Notes and borrowings under Ashland’s receivables securitization facility.  The Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc., is a lender and syndication agent under Ashland’s senior secured credit facilities and was a lender and syndication agent under its bridge loan facility.  SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., is a lender and co-documentation agent under Ashland’s senior secured credit facilities.  Affiliates of SunTrust Robinson Humphrey, Inc. also were lenders under Ashland’s bridge loan facility.  Each of Banc America Bridge LLC, The Bank of Nova Scotia and certain affiliates of SunTrust Robinson Humphrey, Inc., received their pro rata share of the net proceeds of the sale of the Notes as repayment of the obligations owed under Ashland’s bridge loan facility.

Item 1.02.  Termination of a Material Definitive Agreement.

On November 13, 2008, Ashland entered into an Interim Credit Agreement with Banc of America Bridge LLC, as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers (the “bridge loan facility”).  The bridge loan facility was repaid in full and terminated on May 27, 2009 in connection with the issuance of the Notes described in Item 1.01.  The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On May 27, 2009, Ashland announced that it had completed the offering and sale of the Notes.  A copy of the news release is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release dated May 27, 2009.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

June 1, 2009	/s/ Lamar M. Chambers
Lamar M. Chambers
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

 99.1    News Release dated May 27, 2009.